Consent of Independent Accountants

The Board of Directors
Hemispherx Biopharma, Inc.


We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the headings "Experts" in the prospectus.

                                                                        KPMG LLP

Philadelphia, Pennsylvania
June 21, 1999